Exhibit 16.1 B Letter from John B. Evans II

April  18,  2000
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 18, 2000 of HyperDynamics Corporation and are in agreement with the statements contained therein.
_____________________________________________________
/s/  John  B.  Evans  II
Houston,  Texas


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